EX-99.906CERT

CERTIFICATIONS

Scott E. Lundy, Chief Executive Officer, and Theresa M. Bridge, Chief Financial Officer, of Eubel Brady & Suttman Mutual Fund Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2016 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Eubel Brady & Suttman Mutual Fund Trust	Eubel Brady & Suttman Mutual Fund Trust

/s/ Scott E. Lundy	/s/ Theresa M. Bridge
Scott E. Lundy, President	Theresa M. Bridge, Treasurer and Principal Accounting Officer

Date: September 27, 2016	Date: September 27, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Eubel Brady & Suttman Mutual Fund Trust and will be retained by Eubel Brady & Suttman Mutual Fund Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.